EXHIBIT 99.2

EL PASO                                                            NEWS
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El Paso Corporation
P.O. Box 2511
Houston, Texas 77252-2511

FOR IMMEDIATE RELEASE


     EL PASO CORPORATION ANNOUNCES PRICING OF $800-MILLION CONVERTIBLE
                               DEBT OFFERING
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     HOUSTON,  TEXAS,  FEBRUARY 23, 2001-El Paso Corporation  (NYSE:EPG)
     announced today that it has agreed to the sale of zero-coupon convertible senior debentures due in 2021 with a yield to maturity
     of  4.0  percent.   The  gross proceeds  to  the  company  will  be
     approximately $800 million, which will be used to pay  down  short-
     term   debt  and  for  general  corporate  purposes.   The  initial
     purchaser will also have a 30-day option to purchase additional zero-coupon convertible senior debentures to cover over-allotments which would give El Paso approximately $200 million in additional gross proceeds. The zero-coupon convertible senior debentures will be convertible into approximately 8.46 million El Paso common
     shares  assuming the over-allotment option is not  exercised.   The
     debentures will not be redeemable by El Paso prior to February  28,
     2006.   El Paso may be required to purchase the debentures  at  the accreted value thereof, at the option of the holders, on February 28, 2006, 2011, and 2016. El Paso may choose to pay the purchase
     price  for  the repurchases in either cash or common  shares.   The
     offering is scheduled to close on February 28, 2001 and will have a neutral impact on 2001 earnings per share.
          This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. The offering is being
     made  only  to  qualified  institutional buyers.   The  zero-coupon
     convertible senior debentures and the common stock issuable upon conversion have not been registered under U.S. or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

          El Paso Corporation, the largest and most broadly based natural gas company in the world, spans the energy value chain from wellhead to electron. With an enterprise value in excess of $50 billion, El Paso is a leader in every phase of the natural gas industry. The company owns and operates a significant portion of the North American natural gas delivery grid, operates the fastest growing, most sophisticated energy merchant group, and is the nation's third largest natural gas producer. El Paso, a leader in risk management techniques, is focused on maximizing shareholder value, transforming existing markets, and speeding the development of new markets. Visit El Paso at www.epenergy.com.


         CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

          This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the company's (and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

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     Contacts:
               Corporate Communications
               & External Affairs                 Investor Relations
               Norma F. Dunn                      Bruce L. Connery
               Senior Vice President              Vice President
               Office: (713) 420-3750             Office: (713) 420-5855
               Fax:    (713) 420-3632             Fax:    (713) 420-4417